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CHRISTINE HAYER REPASY
SENIOR VICE PRESIDENT AND
GENERAL COUNSEL                                          [LOGO]
DIRECT DIAL: (860) 843-3560                              [SERVUS LIFE]
FAX: (860) 843-8665
INTERNET: crepasy@hartfordlife.com


December 13, 2002


Board of Directors
Servus Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  SERVUS LIFE INSURANCE COMPANY SEPARATE ACCOUNT TWO
     FILE NO. 333-65437

Dear Sir/Madam:

I have acted as General Counsel to Servus Life Insurance Company (the "Company"), a Connecticut insurance company, and Servus Life Insurance Company Separate Account Two (the "Account") in connection with the registration of an indefinite amount of securities in the form of modified single premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form N-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy


                             Servus Life Insurance Companies
               Law Department, B1E, 200 Hopmeadow Street, Simsbury, CT 06089
                       Mail: P.O. Box 2899, Hartford, CT 06104-2899